Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter
Nuveen Investment Trust
333-03715, 811-07619

On October 18, 2004, under Conformed
Submission
485APOS, accession number, 0001193125-
04-173090,
a copy of the Amended Designation of
Series of
Shares of Beneficial Interest, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as an exhibit to the Registration
Statement
and is herein incorporated by reference
as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.